EXHIBIT 23B

                    Consent of Rudolph, Palitz LLP, Certified
              Public Accountants, of Plymouth Meeting, Pennsylvania



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                       CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
Vista Bancorp, Inc.
Phillipsburg, New Jersey


     We consent to the incorporation by reference, of our report, dated January 30, 1998, on the consolidated financial statements of Vista Bancorp, Inc. and Subsidiaries, and to the reference to our firm under the heading "Experts," in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-3.



                                                      /s/ Rudolph, Palitz LLP
                                                      RUDOLPH, PALITZ LLP


Blue Bell, Pennsylvania
February 16, 1999



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